Exhibit 99.1

Response Biomedical Corp. Announces
Closing of Private Placement

VANCOUVER, B.C., December 12, 2014 - Response Biomedical Corp. (“Response” or the “Company”) (TSX: RBM, OTCBB: RPBIF) is pleased to announce the closing of the previously announced non-brokered private placement (the “Private Placement”) with two entities related to Hangzhou Joinstar Biomedical Technology Co. Ltd. (“Joinstar”) for 1,800,000 common shares of Response at a price of $1.21 per share for total gross proceeds of $2,178,000.

The Company intends to use the net proceeds of the Private Placement to fund capital equipment purchases related to the previously announced Joinstar funded development program, research and development and operating expenses and for general working capital purposes.

The Private Placement was made on a non-brokered private placement basis, exempt from prospectus and registration requirements of applicable securities laws. The securities described herein have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and accordingly, may not be offered or sold within the United States or to “U.S. Persons”, as such term is defined in Regulation S promulgated under the U.S Securities Act (“U.S. Persons”) except in compliance with the registration requirements of the U.S. Securities Act and applicable state securities requirements or pursuant to exemptions therefrom. This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States or to U.S. Persons, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

About Response Biomedical Corp.

Response develops, manufactures and markets rapid onsite diagnostic tests for use with its RAMP® platform for clinical, biodefense and environmental applications. RAMP® represents a unique paradigm in diagnostics that provides reliable, quality results in minutes. The RAMP® platform consists of a reader and single use disposable test cartridges and has the potential to be adapted to any other medical and nonmedical immunoassay based test currently performed in laboratories. Response clinical tests are commercially available for the aid in early detection of heart attack, congestive heart failure, thromboembolism and infectious diseases. In the nonclinical market, RAMP® tests are currently available for the environmental detection of West Nile Virus and for Biodefense applications including the rapid onsite detection of anthrax, smallpox, ricin and botulinum toxin. Response is a publicly traded company listed on the TSX under the trading symbol "RBM" and quoted on the OTC Bulletin Board under the symbol "RPBIF". For further information, please visit the Company's website at www.responsebio.com.

About Hangzhou Joinstar Biomedical Technology Co. Ltd.

Joinstar’s main business is Research & Development, Manufacturing, Distribution Services and Bioinformatics targeting medical In Vitro Diagnostics (IVD) market, located in Hangzhou, Zhejiang Province, China and has developed a high throughput rapid immunoassay analyzer and various assays.

Forward-Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about Response Biomedical Corp. Examples of forward-looking statements in this press release include statements regarding the intended use of the net proceeds of the Private Placement. These statements are only predictions based on the Company’s current expectations and projections about future events. Although the Company believes the expectations reflected in such forward-looking statements, and the assumptions upon which such forward-looking statements are made, are reasonable, there can be no assurance that such expectations will prove to be correct.

Readers should not place undue reliance on these statements. Actual events or results may differ materially. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many factors may cause the Company’s actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, our Annual Information Form and other filings with the Securities and Exchange Commission and Canadian securities regulatory authorities.

The forward-looking statements contained in this news release are current as of the date hereof and are qualified in their entirety by this cautionary statement. Except as expressly required by applicable securities laws, the Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Response Biomedical Corp.:
W.J. (Bill) Adams, 604 456 6010
Chief Financial Officer

ir@responsebio.com